UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2019

Axcelis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts	01915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 787-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ACLS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Election of Director.  On August 14, 2019, pursuant to Section 6.1 of Article Third of the Restated Certificate of Incorporation of Axcelis Technologies, Inc. (the “Company”) and Section 2.2 of the Bylaws of the Company, the Board of Directors of the Company expanded the number of members of the Board of Directors to nine.  Immediately thereafter, pursuant to Section 6.3 of Article Third of the Restated Certificate of Incorporation of the Company and Section 2.4 of the Bylaws of the Company, the Board of Directors elected Jorge Titinger to fill the vacancy on the Board for a term ending at the 2020 Annual Meeting of Stockholders. The Company’s press release regarding Mr. Titinger’s election is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Information about Mr. Titinger’s committee assignments is incorporated by reference from Item 8.01 below.  Mr. Titinger will participate in the Company’s non-employee director compensation arrangements, a description of which appears under the heading “Director Compensation” in the proxy statement for the Company’s 2019 annual meeting of stockholders and is incorporated herein by reference.  On August 15, 2019, upon recommendation of the Nominating and Governance Committee and the Compensation Committee, the full Board of Directors approved the grant to Mr. Titinger of two restricted stock unit awards.  One of the RSU awards, a new director grant, is for 8,459 units and will vest as to 25% of the units on each of the first four anniversaries of the date of grant, assuming continuation of service.  The second RSU award is a pro-rated 2019 annual director grant, for 6,344 units and will vest on February 15, 2020, assuming continuation of service on the Board.

In addition, Mr. Titinger has executed an indemnification agreement in the form executed by all non-employee directors, as described under the heading “Director Compensation” in the proxy statement for the Company’s 2019 annual meeting of stockholders.

Item 8.01 Other Events.

On August 14, 2019, the Board of Directors of the Company:

•                  appointed R. John Fletcher, Arthur L. George, Jr., John T. Kurtzweil, Richard J. Faubert and Jorge Titinger to serve as the Compensation Committee of the Board of Directors, with Mr. Fletcher designated as Chairman thereof; and

•                  appointed  Joseph P. Keithley, John T. Kurtzweil,  R. John Fletcher and Jorge Titinger to serve as the Audit Committee of the Board of Directors, with Mr. Kurtzweil designated as Chairman thereof.

Such election and appointments are to serve until the next annual meeting of the Board of Directors and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal.

Item 9.01.             Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release dated August 15, 2019. Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2019	Axcelis Technologies, Inc.

	By:	/s/ Lynnette C. Fallon
Lynnette C. Fallon
Executive Vice President HR/Legal and General Counsel